OFFER

                                       for

             American Depositary Shares Representing Ordinary Shares

                                (the "Fila ADSs")

                                       of

                               FILA HOLDING S.p.A.

                                       by

                              RCS MEDIAGROUP S.p.A.

                                       for

      Cash in the Amount of $1.12 (without interest) per Fila ADS Tendered

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                  THE OFFER COMMENCES ON MONDAY, JULY 28, 2003.

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
      AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 5, 2003,
                          UNLESS THE OFFER IS EXTENDED.

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

To Brokers, Dealers, Commercial Banks,
            Trust Companies and Other Nominees:

      RCS MediaGroup S.p.A., an Italian stock company ("RCS"), is making an offer (the "Offer") of cash (without interest) in the amount of $1.12 for each outstanding American Depositary Share representing ordinary shares ("Fila ADSs"), of Fila Holding, S.p.A., ("Fila"), upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase, dated July 28, 2003 (the "Offer to Purchase"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Fila ADSs in your name or in the name of your nominee.

      Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

      1.    The Offer to Purchase, dated July 28, 2003; and

      2. A printed form of letter which may be sent to your clients for whose accounts you hold Fila ADSs, with space provided for obtaining such clients' instructions with regard to the Offer.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE AS THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 5, 2003, UNLESS THE OFFER IS EXTENDED.

Please note the following:

1.    Tender Agent:

            The Bank of New York has been appointed as U.S. Tender Agent (the "U.S. Tender Agent") by RCS for the Offer. Any questions you may have with respect to the ways in which Fila ADSs may be tendered in the Offer to the U.S. Tender Agent should be directed to the Georgeson Shareholder Communications Inc., the Information Agent for the Offer at (212) 440-9800 or (877) 668-1640.

2.    Securities Subject to the Offer:

            The Offer is being made for all issued and outstanding Fila ADSs. Holders of Fila ADSs validly tendered in the Offer will receive cash in the amount of $1.12 (without interest) for each Fila ADS tendered.

3.    Method for Tender:

            If you hold Fila ADSs through The Depository Trust Company ("DTC") and you wish to tender those Fila ADSs in the Offer, you will need to (i) send an Agent's Message to the U.S. Tender Agent, and (ii) transfer the Fila ADSs being tendered by book-entry transfer in DTC to the U.S. Tender Agent in accordance with the instructions set forth in the Offer to Purchase. See "THE TENDER OFFER -- 3. PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING FILA ADSs - VALID TENDERS OF BOOK-ENTRY FILA ADSs.

4.    Guaranteed Delivery Procedures:

            The U.S. Tender Agent has established Guaranteed Delivery Procedures to enable you to tender your Fila ADSs to the U.S. Tender Agent in cases where (i) your Fila ADSs are not immediately available, (ii) your Fila ADRs and all other documents required to be delivered to the U.S. Tender Agent cannot be delivered prior to the Expiration Date, or (iii) the procedures for book-entry transfer through DTC cannot be completed immediately. See "THE TENDER OFFER - 3. PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING FILA ADSs - GUARANTEED DELIVERY PROCEDURES" in the Offer to Purchase.

5.    Delivery of Offer Consideration:

            Notwithstanding any other provision of the Offer, delivery of the cash consideration for the Fila ADSs tendered in the Offer will in all cases be made only after timely receipt (i) by the U.S. Tender Agent of confirmation from RCS of acceptance of such Fila ADSs in the Offer and
      (ii) cash in the amount of $1.12 per Fila ADS tendered, in each case, pursuant to the procedures set forth in "THE TENDER OFFER - 2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR FILA ADSs" in the Offer to Purchase.

      Any inquiries you may have with respect to the Offer should be addressed to Georgeson Shareholder Communications Inc., the Information Agent for the Offer, at 17 State Street - 10th Floor, New York, NY 10004, telephone number
(212) 440-9800 or (877) 668-1640.

      Requests for additional copies of the enclosed materials may also be directed to the Information Agent at the above address and telephone number.

July 28, 2003

                                               Very truly yours,

                                               RCS MEDIAGROUP S.P.A.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF RCS, FILA, THE U.S. TENDER AGENT OR ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                             -----------------------

         THE DISTRIBUTION OF TENDER OFFER MATERIALS AND THE TRANSACTIONS CONTEMPLATED BY THE TENDER OFFER MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS OUTSIDE OF THE UNITED SATES. THE TENDER OFFER MATERIALS
       DO NOT CONSTITUTE, AND MAY NOT BE USED IN CONNECTION WITH, AN OFFER OR SOLICITATION IN ANY JURISDICTION WHERE SUCH OFFERS OR SOLICITATIONS
                            ARE NOT PERMITTED BY LAW.

          THE TENDER OFFER MATERIALS MAY NOT BE DISTRIBUTED TO PERSONS
           RESIDING IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES.


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